Exhibit 21.1
LIST OF SUBSIDIARIES
OptimizeRx, d.o.o. (formerly known as CareSpeak Communications, d.o.o.), a controlled foreign corporation located in Croatia
Cyberdiet, a controlled foreign corporation located in Israel